                                                                    EXHIBIT 10.1

HSBC Logo


Ref:  CMB GP3 - DIV M(CARM SN 050114)

CONFIDENTIAL


Concord Camera HK Ltd.
14/F Concord Technology Centre
98 Texaco Road
Tsuen Wan
NEW TERRITORIES
                                                                21 January 2005
Attention:  Mr. Harlan Press / Mr. Paul Wong

Dear Sirs:

BANKING FACILITIES
A/C NO.500-166012-001

With reference to our recent discussion, we are pleased to advise that we have reviewed your banking facilities and offer a renewal within the following revised limits subject to review at any time and, in any event by 31 March 2005, and also subject to our overriding right of suspension, withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and continent liabilities.

                                                                 New                         Previously
                                                                 ---                         ----------
Import Facilities                                                HKD107,500,000.-*           HKD187,500,000.-*
-----------------

Documentary Credits to your suppliers
and Import Loan Facilities in either
HK Dollars or Foreign Currency for
up to 120 days, less any Usance/credit
periods granted by your suppliers

within which                                                     (HKD107,500,000.-)*         (HKD187,500,000.-)*

Goods under your control and/or Trust Receipts

Packing Credit                                                               *                           *
--------------

Up to 70% of valid export Documentary Credits In your favor deposited with us for up to 75 days Before shipment date

*    Within the above Import (TR) facilities of HKD107,500,000.-
     ((HKD107,500,000.-), a sub-limit of HKD20,000,000.- may be switchable to Packing Credit facility.


We may, at our sole and absolute discretion, refuse to allow drawings under the facilities if the transaction in question does not meet our operational requirements in respect of these facilities.

HSBC Logo


                                       -2-
Concord Camera HK Ltd                                           21 January 2005
-------------------------------------------------------------------------------

Interest on the import loans and packing credit loans will continue to be charged on daily basis as follows and payable monthly in arrears to the debit of your current account:-

HK Dollar : 1.75% over HIBOR on import loans and packing credit loans respectively Foreign currency : 1.75% over SIBOR or 1% below our standard Trade Finance Rates as published by us

Interest at the above-mentioned rates over HIBOR (Hong Kong Interbank Money Market Offer Rate) and SIBOR (Singapore Interbank Money Market Offer Rate) are subject to fluctuation at our discretion and payable at the end of each interest period to the debit of your current account.


                                                New              Previously
                                                ---              ----------

Revolving Loan                                  NIL              EUR10,000,000.-
--------------

Guarantees                                      EUR380,000.-     EUR380,000.-
----------

For issuance of a EUR380,000.- open-ended
Guarantee in favour of Rabobank


Commission on the above guarantee facility will be charged at 1.25% per annum on the amount of guarantee issued-renewed, which is subject to change at the Bank's discretion.

Please note the full amount of the commission will be payable in advance on a yearly basis to the debit of your current account with us notwithstanding subsequent return/cancellation of the guarantee issued/renewed prior to expiry.

The commission rate specified above will apply to the guarantee issued/renewed on your behalf notwithstanding that a different rate may have been specified in any Counter-Indemnity issued by you in our favour prior to the date of this letter in respect of such guarantee and it is agreed that the rate specified above will apply with effect from the issue/renewal of such guarantee or otherwise as indicated above. All other terms of any such Counter-Indemnity remain unchanged.


                                        New                  Previously

Foreign Exchange Limit                  HKD15,000,000.-      HKD15,000,000.-
----------------------

For booking foreign exchange
contracts up to this Limit in
aggregate, with individual
contracts for Periods of up to
a maximum of three months forward.

HSBC Logo


                                       -3-
Concord Camera HK Ltd                                           21 January 2005
-------------------------------------------------------------------------------

Contracts may only be entered into to cover trade related exchange exposure incurred in the normal course of business.

Foreign Exchange facility remains subject to our overriding right to call for cash cover on demand if in the Bank's view a negative foreign exchange position requires such cover. Further, the Bank may, after having discussed the position with yourselves, close out any or all of your outstanding forward foreign exchange contracts and demand settlement of the balance due.

Foreign exchange contracts will be governed by the conditions appearing on the reverse of the standard contract form. These contract forms should be checked upon receipt and the copy signed and returned to the Bank.

Default Interest

Please note that interest will be payable on sums which are overdue, drawings which are in excess of agreed limits and amounts demanded and not paid, at the maximum rate stipulated in the Bank's Tariff which is accessible at http://www/hsbc.com.hk/hk/business/tool/pdf/c_tariff.pdf. The Bank will provide you with a hard copy of the Tariff at your request. Interest at the applicable rate will be payable monthly in arrears to the debit of your current account.

Accrual of Interest and Other Sums

Please note that interest and other sums expressed to be chargeable or payable on a periodic basis will nonetheless accrue from day to day and amounts so accrued may be demanded at any time.

Security

As security, we shall continue to hold:-

1) A Letter of Awareness dated 24 August 1998 from Concord Camera Corp together with a Certificate of Assistant Secretary dated 3 September 1998.

2) A Letter of Undertaking from your company together with the minutes of meeting both dated 24 August 1998 undertaking:

     (a) to direct to us bills business of not less than HKD100,000,000.- on an annual basis;

     (b) to maintain the tangible net worth of your company above HKD110,000,000.- at all times;

     (c) to maintain the net gearing ratio (after netting cash balance) of your company below 45% at all times;

     (d) not to declare dividends of more than 50% of recurrent net profit in any financial year.

3) A Letter of Undertaking dated 20 July 1999 from your company together with the minutes of meeting dated 19 July 1999 undertaking to direct to us all I/E bills business of your company.

HSBC Logo


                                       -4-
Concord Camera HK Ltd                                           21 January 2005
-------------------------------------------------------------------------------

4) A Corporate Guarantee for USD4,200,000.- from Concord Camera Corp with minutes of meeting both dated 19 August 1999 and a copy of legal opinion dated 9 August 1999 from Holland & Knight LLP.

5) A Corporate Guarantee for USD4,000,000.- from Concord Camera Crop. With minutes of meeting and Certification all dated 11 November 1999.

6) A Corporate Guarantee for USD5,500,000.- from Concord Camera Corp with minutes of meeting and Certification all dated 18 October 2000.

7) A Letter of Undertaking from your company together with the minutes of meeting both dated 28 August 2000 undertaking to maintain a tangible Net Worth of your company at not less than HKD25-,000,000. Tangible Net Worth is defined as the aggregate of Paid Up Capital, Retained Earnings and Reserves.

8) Registered Assignment of DC Proceeds form dated 4 May 2001 together with the minutes of meeting dated 28 August 2000 executed by your company.

9) An "all monies" debenture over all the assets and undertakings of your company with minutes of meeting both dated 10 June 2004.

10) A Corporate Guarantee for USD10,300,000.- from Concord Camera Corp with minutes of meeting and Certification all dated 31 January 2004.

11) A Corporate Guarantee for EUR380,000.- dated 16 December 2003 from Concord Camera Corp with minutes of meeting and Certification both dated 31 January 2004.

12) A Corporate Guarantee for EUR10,000,000.- dated 3 June 2004 from Concord Camera Corp with minutes of meeting dated 27 April 2004 and Certification dated 3 June 2004.

As additional security for the above revised facilities, please let us have the following:-

(1) A Letter of Undertaking from Concord Camera Corp together with (i) a certified copy of a Board Resolution in substantially the form as that enclosed with this facility letter; and (ii) a legal opinion from qualified solicitor in USA, undertaking to recapitalize Concord Camera HK Ltd by converting HKD85,000,000.- advance to Concord Camera HK Ltd into equity.

(2) A Subordination Agreement from Concord Camera Corp in respect of advances of HKD155,000,000.- to Concord Camera HK Ltd together with (i) certified copy of a Board Resolution in substantially the form as that enclosed with this facility letter; and (ii) a legal opinion from qualified solicitor in USA. A copy of Subordination Agreement is attached for execution of Concord Camera Corp.

HSBC Logo


                                       -5-
Concord Camera HK Ltd                                           21 January 2005
-------------------------------------------------------------------------------

As a special condition, Concord Camera HK Ltd is required to submit to our Bank on a quarterly basis your aged debtors' listing and inventory summary.

A review fee of HKD25,000.- will be charged to the debit of your current account upon your acceptance of this facility letter.

Please arrange for the authorized signatories of your company, in accordance with the terms of the mandate given to the Bank, to sign and return to us the duplicate copy of this letter to signify your confirmation as to the correctness of the security held, and your continued understanding and acceptance of the terms and conditions under which these facilities are granted.

Please note that Section 83 of the Banking Ordinance has imposed on us as a bank certain limitations on advances to persons related to our directors or employees. In acknowledging this Facility Letter you should advise us whether you are in any way related to any of our directors or employees within the meaning of Section 83 and in the absence of such advice we will assume that you are not so related. We would also ask, should you become so related subsequent to acknowledging this Facility Letter, that you immediately advise us in writing.

These facilities will remain open for acceptance until the close of business on 8 February 2005 and if not accepted by that date will be deemed to have lapsed.

We are pleased to be of continued assistance.

Yours faithfully



NELSON HO
Relationship Manager

ac